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                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



     WHEREAS, the undersigned officer of Vestcom International, Inc. desires to authorize Joel Cartun and Peter McLaughlin to act as his attorneys-in-fact and agents, for the purpose of executing and filing a registration statement on Form S-1, including all amendments thereto,



     NOW, THEREFORE,



     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Joel Cartun and Peter McLaughlin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign a Registration Statement on Form S-1 registering 4,427,500 shares of the Common Stock of Vestcom International, Inc., including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     IN WITNESS WHEREOF, the undersigned has executed this power of attorney in the following capacities on this 3rd day of June, 1997.



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              SIGNATURE                                          TITLE
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

/s/ HARVEY GOLDMAN                         Executive Vice President, Chief Financial Officer
-------------------------------------      and Treasurer (Principal Financial and Accounting
Harvey Goldman                             Officer)
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